Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of lululemon athletica inc. (the “Company”) on Form 10-Q for the third quarter of fiscal 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ CALVIN MCDONALD
Calvin McDonald
Chief Executive Officer and Director
(principal executive officer)
Date: December 11, 2019

By:	/s/ PATRICK J. GUIDO
Patrick J. Guido
Chief Financial Officer
(principal financial and accounting officer)
Date: December 11, 2019
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.